Exhibit 99.1
CONTACT:
Katherine Piscopo Stein
DealerTrack Holdings, Inc.
(516) 734-3758
katherine.stein@dealertrack.com
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7563
stephanie.lowenthal@rfbinder.com
DEALERTRACK HOLDINGS REPORTS SECOND QUARTER 2008
FINANCIAL RESULTS AND REVISED GUIDANCE FOR THE
FULL YEAR 2008
Lake Success, NY, August 11, 2008 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter and six months ended June 30, 2008.
GAAP Results for Second Quarter 2008
▪	Revenue for the quarter was $63.2 million, an 8.0 percent increase from $58.5 million for the second quarter of 2007.
▪	GAAP net income for the quarter was $3.1 million, a 51 percent decrease from $6.3 million for the second quarter of 2007.
▪	GAAP diluted net income per share for the quarter was $0.07, a 53 percent decrease from $0.15 per share for the second quarter of 2007.
Non-GAAP Results for Second Quarter 2008
▪	EBITDA for the quarter was $13.9 million, a 26 percent decrease from $18.9 million for the second quarter of 2007.
▪	Cash net income for the quarter was $9.4 million, a 21 percent decrease from $11.8 million for the second quarter of 2007.
▪	Diluted cash net income per share for the quarter was $0.22, a 24 percent decrease from $0.29 per share for the second quarter of 2007.
EBITDA is a non-GAAP financial measure that represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), and amortization of acquired identifiable intangibles (net of taxes). See “Non-GAAP Financial Measures” for a further discussion of EBITDA and cash net income, and refer to Attachments 4 and 5 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.

“In spite of the worst first half new car sales since 1993, DealerTrack continues to grow revenue,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We are conscious of the economic environment and remain focused on being a high value provider of automotive retail software. With record low car sales and a very challenging credit environment our dealer customers are looking for efficiency, cost savings and increased profit opportunities, all of which our suite of solutions offers.”
GAAP Results for Six Months Ended June 30, 2008
▪	Revenue for the six months was $127.5 million, a 16 percent increase from $110.2 million for the same period in 2007.
▪	GAAP net income for the six months was $5.4 million, a 51 percent decrease from $11.1 million for the same period in 2007.
▪	GAAP diluted net income per share for the six months was $0.13, a 52 percent decrease from $0.27 per share for the same period in 2007.
Non-GAAP Results for Six Months Ended June 30, 2008
▪	EBITDA for the six months was $27.2 million, a 19 percent decrease from $33.5 million for the same period in 2007.
▪	Cash net income for the six months was $18.6 million, a 13 percent decrease from $21.3 million for the same period in 2007.
▪	Diluted cash net income per share for the six months was $0.43, a 19 percent decrease from $0.53 per share for the same period in 2007.
Business Statistics
There were 21,735 active dealers in the DealerTrack network as of June 30, 2008, a 4 percent decrease from a year earlier. The number of active financing sources in the DealerTrack network as of June 30, 2008 reached 659, up 47 percent from a year ago. Transactions processed in the network for the second quarter were approximately 21.0 million, a 10 percent decrease from the second quarter of 2007. Total subscriptions as of June 30, 2008 were 31,499. The average subscription revenue per subscribing dealer was $547 a month compared to $470 a month for the second quarter of 2007. Approximately 62 percent of active dealers in the network now have one or more of DealerTrack’s subscription products.
We continue to add new financing sources to the DealerTrack network. During the second quarter we added 81 participants, including the numerous credit unions represented by Aimbridge in the indirect auto financing space. In addition to adding these financing sources, we added approximately 1,400 subscriptions to the US and Canadian networks

Revised Guidance for full year 2008
Based primarily on a very challenging credit environment, 15 year low new car sales for the first half of 2008 and a continuing adverse outlook for the credit environment and car sales, has revised its guidance for the full year 2008 as follows:
Expected GAAP Results
▪	Revenue for the year is expected to be between $246 million and $253 million compared to the previous estimate of $268 million to $272 million.
▪	GAAP net income for the year is expected to be between $9.4 million and $12.8 million, compared to the previous estimate of $21.0 million to $22.6 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.22 and $0.30 per share compared to the previous estimate of $0.48 to $0.52 per share.
Expected Non-GAAP Results
▪	EBITDA for the year is expected to be between $48.3 million and $54.3 million compared to the previous estimate of $67.3 million to $70.0 million.
▪	Cash net income for the year is expected to be between $33.9 million and $37.3 million compared to the previous estimate of $45.6 million to $47.2 million.
▪	Diluted cash net income per share for the year is expected to be between $0.80 and $0.88 per share compared to the previous estimate of $1.05 to $1.09 per share.
This guidance is based on new car sales of 13 to 14 million units for the full year 2008 and does not assume a recovery of the auto lending environment this year. It is based on an estimated average of 42.2 million shares outstanding.
“We continue to expand our product offerings and to invest in our existing products,” said O’Neil. “We believe we can continue to grow through this economic downturn. It would be shortsighted of us to stop development of new projects; instead, we remain focused on growing DealerTrack by providing our customers with the solutions they need to be more efficient.”
DealerTrack will host a conference call to discuss its second quarter 2008 results and other matters on August 11, 2008 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. Live audio of the call will be accessible to the public by calling 877-419-6596 (domestic) or 719-325-4892 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay of the webcast will be available on the Investor Relations section of the DealerTrack website until August 17, 2008.

Non-GAAP Financial Measures
In this release, DealerTrack’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), and amortization of acquired intangibles (net of taxes). EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachments 4 and 5 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive and related industries. The company’s solutions enable dealers to receive consumer leads, submit credit applications and receive responses, compare financing and leasing options, sell insurance, accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the DealerTrack, Arkona DMS (dealer management system) is used by dealerships nationwide. Over 22,000 dealers, including more than 90% of all franchised dealers; over 700 financing sources; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2008 performance, the benefits of DealerTrack’s products for dealers, expectations regarding the automotive lending environment, new car sales for 2008, DealerTrack’s growth expectations, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the impact of the automotive retail industry on DealerTrack’s business; the impact of the credit environment and indirect auto lending environment on DealerTrack’s business; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including its 2008 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)	Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Net revenue(1)	$63,181	$58,507

Cost of revenue	27,879	24,158
Product development	3,084	2,281
Selling, general and administrative	28,010	22,313

Total operating costs and expenses	58,973	48,752

Income from operations	4,208	9,755

Interest income, net	1,071	1,147

Income before provision for income taxes	5,279	10,902
Provision for income taxes	(2,213)	(4,618)

Net income	$3,066	$6,284

Basic net income per share	$0.07	$0.16
Diluted net income per share	$0.07	$0.15
Weighted average shares outstanding	41,505,503	38,748,405
Weighted average shares outstanding assuming dilution	42,764,086	40,569,993

(1) Related party revenue	$646	$622
EBITDA (Non-GAAP) (a)	$13,894	$18,853
EBITDA margin (Non-GAAP) (b)	22%	32%
Cash net income (Non-GAAP) (a)	$9,351	$11,816
Diluted cash net income per share (Non-GAAP)	$0.22	$0.29

(a)	See Reconciliation Data in Attachment 4.

(b)	Represents EBITDA as a percentage of net revenue.

Attachment (1)	Actual Results: Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Net revenue(1)	$127,489	$110,232

Cost of revenue	56,491	45,458
Product development	6,226	4,661
Selling, general and administrative	57,742	43,561

Total operating costs and expenses	120,459	93,680

Income from operations	7,030	16,552

Interest income, net	2,542	2,616

Income before provision for income taxes	9,572	19,168
Provision for income taxes	(4,168)	(8,059)

Net income	$5,404	$11,109

Basic net income per share	$0.13	$0.29
Diluted net income per share	$0.13	$0.27
Weighted average shares outstanding	41,569,468	38,685,500
Weighted average shares outstanding assuming dilution	42,863,406	40,437,270

(1) Related party revenue	$1,330	$1,242
EBITDA (Non-GAAP) (a)	$27,238	$33,496
EBITDA margin (Non-GAAP) (b)	21%	30%
Cash net income (Non-GAAP) (a)	$18,625	$21,315
Diluted cash net income per share (Non-GAAP)	$0.43	$0.53

(a)	See Reconciliation Data in Attachment 4.

(b)	Represents EBITDA as a percentage of net revenue.

Attachment (2)
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and short-term investments	$203,383	$220,144
Accounts receivable, net	27,533	26,957
Prepaid expenses and other current assets	12,610	11,132

Total current assets	243,526	258,233
Long-Term investments available for sale	12,842	—
Property and equipment, net	13,329	12,792
Software and web site development costs, net	12,010	10,771
Intangible assets, net	55,971	69,528
Goodwill	116,098	117,702
Deferred taxes and other long-term assets	16,285	13,900

Total assets	$470,061	$482,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,383	$28,676
Deferred revenue	5,503	4,016
Due to acquirees and other current liabilities	2,107	2,731

Total current liabilities	28,993	35,423

Long-term liabilities	9,288	9,141

Total liabilities	38,281	44,564
Total stockholders’ equity	431,780	438,362

Total liabilities and stockholders’ equity	$470,061	$482,926

Attachment (3)
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Net cash provided by operating activities	$24,296	$20,538
Net cash provided by (used in) investing activities (a)	$111,071	$(38,356)
Net cash provided by (used in) financing activities	$(17,504)	$3,767

(a)	For the six months ended June 30, 2008, net cash provided by investing activities includes $120.8 million in net sales of investments and auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the six months ended June 30, 2007, net cash used in investing activities includes $66.1 million in net sales of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
GAAP net income	$3,066	$6,284
Interest income	(1,145)	(1,220)
Interest expense	74	73
Provision for income taxes	2,213	4,618
Depreciation and amortization	3,185	2,429
Amortization of acquired identifiable intangibles	6,501	6,669

EBITDA (Non-GAAP)	$13,894	$18,853

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
GAAP net income	$3,066	$6,284
Non-cash stock-based compensation charges, net of taxes	2,184	1,484
Amortization of acquired identifiable intangibles, net of taxes	4,101	4,048

Cash net income (Non-GAAP)	$9,351	$11,816

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
GAAP net income	$5,404	$11,109
Interest income	(2,708)	(2,751)
Interest expense	166	135
Provision for income taxes	4,168	8,059
Depreciation and amortization	6,081	4,705
Amortization of acquired identifiable intangibles	14,127	12,239

EBITDA (Non-GAAP)	$27,238	$33,496

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
GAAP net income	$5,404	$11,109
Non-cash stock-based compensation charges, net of taxes	4,323	2,777
Amortization of acquired identifiable intangibles, net of taxes	8,898	7,429

Cash net income (Non-GAAP)	$18,625	$21,315

Attachment (5)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income
to Forward-Looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$9.4	$12.8
Interest income	(5.3)	(5.3)
Interest expense	0.4	0.4
Provision for income taxes	7.1	9.7
Depreciation and amortization	12.3	12.3
Amortization of acquired identifiable intangibles	24.4	24.4

EBITDA (Non-GAAP)	$48.3	$54.3

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income to
Forward-Looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$9.4	$12.8
Non-cash stock-based compensation charges, net of taxes	9.1	9.1
Amortization of acquired identifiable intangibles, net of taxes	15.4	15.4

Cash net income (Non-GAAP)	$33.9	$37.3

Attachment (6)	Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Active dealers (a)	21,735	22,457	22,043	22,551	22,630
Active financing sources (b)	659	578	536	495	447
Transactions processed (c) (in thousands)	21,047	23,889	20,836	23,810	23,498
Product subscriptions (d)	31,499	30,098	28,966	27,469	25,621

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network, including financing sources visible to dealers through drop down menus. This counting methodology reflects revisions we made in July 2008 to more accurately reflect the number of financing sources available on the network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	Represents revenue generating subscriptions in DealerTrack and DealerTrack Canada in a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Transaction revenue (in thousands)	$36,321	$38,167	$35,330	$39,096	$38,596
Subscription revenue (in thousands)	$22,877	$22,386	$21,470	$20,378	$17,444
Other revenue (in thousands)	$3,983	$3,755	$3,942	$3,397	$2,467
Average transaction price	$1.73	$1.60	$1.70	$1.64	$1.64
Average subscription price	$246	$251	$253	$256	$238
Average monthly subscription revenue per subscribing dealership (a)	$547	$547	$543	$528	$470

(a)	Represents total subscription revenue divided by subscribing dealers in US and Canada networks.